UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017 (December 11, 2017)

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On December 11, 2017, a jury sitting in Superior Court of the State of California for the County of Los Angeles, North District entered a verdict finding that El Pollo Loco violated a purported implied covenant of good faith and fair dealing when it opened a restaurant outside of a franchisee’s contractually assigned non-exclusive territory. The verdict came in a lawsuit filed by Janice P. Handlers-Bryman and Michael D. Bryman, both as individuals and as trustees of the Handlers Bryman Trust, current franchisees, who challenge the enforceability of the territorial non-exclusivity clause in the franchise agreement for their Lancaster, California restaurant. El Pollo Loco is confident that the verdict is not supported either by applicable law or by the weight of the evidence presented during the trial. An assessment of damages will be made in a separate trial which is expected to take place in the second quarter of 2018. Any final judgment entered is subject to appeal by the parties to the lawsuit, and El Pollo Loco intends to vigorously appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: December 22, 2017

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer